CNL Strategic Capital, LLC 8-K

Exhibit 10.1

Date: as of May 29, 2026

CNL Strategic Capital B, Inc.
CNL Strategic Capital, LLC
450 South Orange Avenue
Orlando, FL 32801
Attention: Tammy Tipton

Re:       Third Amendment to Loan and Security Agreement

Ladies and Gentlemen:

We refer to that certain Loan and Security Agreement by and among, CNL Strategic Capital B, Inc., a Delaware Corporation (“Borrower”) and CNL Strategic Capital, LLC, a Delaware limited liability company (“Guarantor” together with Borrower, individually and collectively, as the context requires, but in each case jointly and severally, “Obligor” or “you”) and Valley National Bank (“Bank”, “we” or “us”) dated February 15, 2024 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”). Unless otherwise defined in this amendment letter (the “Amendment”), capitalized terms are used as defined in the Loan Agreement.

You have requested, and Bank has agreed, to (i) extend the Revolving Maturity Date and (ii) make such other changes as are set forth below, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Amendments.

(a)	Modified Definition of Revolving Line. The definition of “Revolving Line” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Line” means commitments to make Credit Extensions in an amount not to exceed at any one time outstanding Fifty Million Dollars ($50,000,000.00)(the “Maximum Commitment”); provided, however, Bank may, in its sole and absolute discretion, increase the Maximum Commitment to up to One Hundred Million Dollars ($100,000,000) by extending additional Credit Extensions up to an additional Fifty Million Dollars ($50,000,000.00) (the “Uncommitted Line”). In the event Bank approves a Credit Extension request under the Uncommitted Line (each such approved Credit Extension, an “Uncommitted Advance”), Bank will increase the Maximum Commitment by the amount of such requested Credit Extension and the amount of the Uncommitted Line will decrease by the same amount (for example, assume Borrower requests a Credit Extension under the Uncommitted Line for $5,000,000, if Bank approves such request, then upon such approval, the Maximum Commitment will increase from $50,000,000 to $55,000,000 and the amount of the Uncommitted Line will decrease from $50,000,000 to $45,000,000) and such Credit Extension shall be treated as an Advance for all purposes under this Agreement. Bank’s determination, if at all, to approve a Credit Extension request under the Uncommitted Line shall be based upon the terms and conditions provided for in the Borrowing Request Procedure set forth in Section 2.1(b) of this Agreement. Bank and Borrower intend, acknowledge and agree that the Uncommitted Line is unconditionally cancellable at Bank’s option, and Bank shall have the right to cancel all unused availability and refuse to extend available credit under the Uncommitted Line, at any time and from time to time, without prior notice to Borrower and for any reason, or no reason at all, in its sole and absolute discretion. Moreover, Borrower may request Credit Extensions, which may be under the Uncommitted Line, to finance the redemption, repurchase or buyback of Borrower’s equity securities from its equity holders in an amount not to exceed ninety percent (90%) of Guarantor’s trailing six (6) months new net investment proceeds excluding reinvested distributions as shown on Borrower’s most recent T6M Report (each such Credit Extension, a “Redemption Advance”). Each Redemption Advance shall accrue interest at the rate provided for in Section 2.2(a)(i) hereof and shall be payable as provided for in Section 2.2(c) hereof. Each Redemption Advance shall be due on the Advance Due Date.

VNB/CNL Strategic Capital B – Third Amendment

(b)	Modified Definition of Revolving Maturity Date. The definition of “Revolving Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Maturity Date” means August 15, 2026, unless extended, at Bank’s sole option, one additional year, in which instance the Revolving Maturity Date shall be such extended date.

(c)	Added Definition of Second Amendment. The definition of “Second Amendment” is hereby added to Section 1.1 of the Loan Agreement, in alphabetical order, and shall read as follows:

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement dated February 15, 2026 by and between Obligor and Bank.

(d)	Added Definition of T6M Report. The definition of “T6M Report” is hereby added to Section 1.1 of the Loan Agreement, in alphabetical order, and shall read as follows:

“T6M Report” means the monthly report, in form acceptable to Bank, prepared by Borrower and submitted to Bank, in accordance with Section 6.3 of this Agreement, setting forth the details of Guarantor’s new net investment proceeds excluding reinvested distributions calculated on a trailing six (6) months basis.

(e)	Added Definition of Third Amendment. The definition of “Third Amendment” is hereby added to Section 1.1 of the Loan Agreement, in alphabetical order, and shall read as follows:

“Third Amendment” means that certain Third Amendment to Loan and Security Agreement dated May 29, 2026 by and between Obligor and Bank.

(f)	Added Redemption Advance Request. A new subclause (iv) is hereby added to Section 2.1(b) of the Loan Agreement, and it shall read as follows:

(iv)       Redemption Advance Request. Notwithstanding subclauses (i), (ii) and (iii) above, if Borrower desires a Redemption Advance, Borrower will notify Bank by electronic mail, facsimile transmission or telephone no later than 12:00 noon Eastern Time on the date that is least two (2) Business Days prior to the date the Redemption Advance is requested to be made. Each such notification shall be promptly confirmed by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C. Together with such Redemption Advance request, Borrower shall submit to Bank such supporting materials as requested by Bank, including, without limitation, (A) a borrowing base or compliance sheet showing Borrower’s calculation with supporting documentation of Borrower’s trailing six (6) month net investment proceeds excluding reinvested distributions and (B) Borrower’s T6M Report. Each Redemption Advance is subject to Bank approval to be determined in Bank’s sole discretion.

(g)	Added T6M Report Requirement. Section 6.3(f) of the Loan Agreement is hereby reidentified as Section 6.3(g), and a new subclause (f) is hereby added to Section 6.3 of the Loan Agreement, immediately following subclause (e) and before subclause (g), and shall read as follows:

(f) as soon as available, but in any case not later than thirty (30) days after the end of each month, a monthly T6M Report; and

(h)	Fee. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of Sixty-Two Thousand Five Hundred Dollars ($62,500.00), which fee shall be fully earned and non-refundable upon receipt thereof by Bank (the “Third Amendment Fee”), and is in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Bank.

Section 2. Acknowledgements.

(a)	Except as specifically amended herein, the Loan Agreement shall remain in full force and effect in accordance with its terms. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or any other Loan Documents.
(b)	Each undersigned guarantor and pledgor (each, an “other Obligor”), if any, hereby confirms and agrees that the respective guarantee(s) and pledge agreement(s) delivered by it to Bank in connection with the Facility are hereby ratified and confirmed and remain in full force and effect.

2

(c)	All Collateral as set forth in the Loan Agreement and any and all security and pledge agreements delivered in connection therewith, is and shall continue to be collateral security for the Obligations under the Loan Agreement, as amended hereby.

Section 3. Representations. In order to induce Bank to enter into this Amendment, each Obligor hereby represents, warrants and agrees that: (i) the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as though made on and as of such date, except for those representations and warranties given as of a specific date, (ii) no default or Event of Default, as defined in any Loan Document, has occurred and is continuing; (iii) it has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment; and (iv) it has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations under this Amendment.

Section 4. Miscellaneous.

(a)	This Amendment shall be governed and construed in accordance with the internal laws of the State of Florida.
(b)	This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment may be executed and authenticated by each party by electronic or digital means, and each party hereto expressly consents to the use of an electronic version of this Amendment to embody the entire agreement and understanding between us. An authorized, electronically-affixed or digitally-affixed signature, when received shall be binding for all purposes as if an original signature.
(c)	The Loan Documents and all agreements, instruments and documents executed and delivered in connection therewith, shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.
(d)	This Amendment shall be effective as of the date hereof, upon receipt by Bank of a duly executed copy hereof by Borrower and, if applicable, each other Obligor, together with the Amendment Fee set forth in Section 1(h) above.

Version-3

[No further text on this page; signatures follow]

3

Please indicate your agreement and acceptance to the terms set forth above by signing and returning a copy of this Amendment to the undersigned, together with the payment of the amendment fee.

Very truly yours,

VALLEY NATIONAL BANK

By:	/s/ Benjamin Powers
Name:	Benjamin Powers
Title:	Director

AGREED TO as of the date hereof:

bORROWER:

CNL STRATEGIC CAPITAL B, INC.

By:	/s/ Tammy J. Tipton
Name:	Tammy J. Tipton
Title:	Chief Financial Officer

GUARANTOR:

CNL STRATEGIC CAPITAL, INC.

By:	/s/ Tammy J. Tipton
Name:	Tammy J. Tipton
Title:	Chief Financial Officer

4